WHITESTONE REIT
REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
Houston, Texas, March 1, 2022 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2021. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“We delivered strong 2021 results, driven by positive momentum with occupancy rates and ABR. Our strategic choice to be in business-friendly, high-growth markets continues to yield positive performance, evidenced by growth in NOI and leasing spreads. Our focus in 2022 will be on maximizing shareholder value through organic growth, prudent capital allocation, reducing G&A and improving our debt leverage. We were pleased to announce our recent 11.6% dividend increase and will work to continue delivering long-term value to shareholders.”
–Dave Holeman, Chief Executive Officer

Fourth Quarter 2021 Operating and Financial Results
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•Revenues of $33.3 million versus $29.8 million for the fourth quarter of 2020.
•Net Income attributable to common shareholders of $2.6 million, or $0.05 per diluted share, versus $3.1 million, or $0.07 per diluted share inclusive of a $0.04 per share gain on loan forgiveness for the fourth quarter of 2020.
•Funds from Operations ("FFO") per diluted share of $0.21 versus $0.23, inclusive of a $0.04 per diluted share gain on loan forgiveness for the fourth quarter of 2020.
•FFO Core per diluted share of $0.24 versus $0.24 for the fourth quarter of 2020.
•EBITDAre of $17.0 million versus $15.0 million for the fourth quarter of 2020.
•Same-Store Net Operating Income ("NOI") of $21.6 million versus $19.1 million for the fourth quarter of 2020, representing 12.8% growth.

Full Year 2021 Operating and Financial Results
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•Revenues of $125.4 million versus $117.9 million for 2020.
•Net Income attributable to common shareholders of $12.0 million, or $0.26 per diluted share, inclusive of $0.04 per dilutive share for discontinued operations versus $6.0 million, or $0.14 per diluted share, inclusive of a $0.04 per diluted share gain on loan forgiveness, for 2020.
•FFO per diluted share of $0.86 versus $0.83, inclusive of a $0.04 gain per diluted share on loan forgiveness for 2020.
•FFO Core per diluted share of $0.99 versus $0.93 for 2020.
•EBITDAre of $66.6 million versus $61.8 million for 2020.
•Same-Store NOI of $82.2 million versus $77.8 million for 2020, representing 5.7% growth.

Operating Results
For the three month periods ending December 31, 2021 and 2020 the Company’s operating highlights were as follows:

	Fourth Quarter 2021	Fourth Quarter 2020
Occupancy:
Wholly Owned Properties – All	91.3%	88.2%
Same Store Property Net Operating Income Change (1)	12.8%	(4.2)%
Rental Rate Growth - Total (GAAP Basis):	14.9%	6.8%
New Leases	11.2%	(5.4)%
Renewal Leases	15.7%	10.1%
Leasing Transactions:
Number of New Leases	46	28
New Leases - Lease Term Revenue (millions)	$17.5	$6.5

Number of Renewal Leases	65	56
Renewal Leases - Lease Term Revenue (millions)	$20.7	$12.5

Dividend

On February 22, 2022, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the second quarter of 2022, to be paid in three equal installments of $0.04 in April, May and June of 2022. The second quarter dividend represents an 11.6% increase from the first quarter of 2022.

Balance Sheet and Debt Metrics

•As of December 31, 2021, Whitestone had total debt of $643.6 million and net debt of $636.1 million, along with capacity and availability of $130.5 million and $86.8 million, respectively, under its $250 million revolving credit facility.
•As of December 31, 2021, the Company has undepreciated real estate assets of $1.2 billion.

2022 Full Year Guidance

The Company’s currently estimates that GAAP net income available to common shareholders will be within the range of $0.35 to $0.39 per diluted share, and FFO will be within the range of $0.98 to $1.02 per diluted share and OP Unit.

	Initial 2022 Guidance	2021 Actual
	(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$17,500 - $19,700	$12,048
FFO	$50,000 - $52,200	$40,705

Net income attributable to Whitestone REIT per share	$0.35 - $0.39	$0.26
FFO per diluted per share and OP Unit	$0.98 - $1.02	$0.86

Key Drivers:
Same store net operating income growth (1)	3.0% – 5.0%	5.7%
Bad debt as a percentage of revenue	1.0% – 2.0%	—%
General and administrative expense	$19,200 - $19,700	$22,625
Ending occupancy	92% - 93%	91.3%

(1) The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sale or disposal of assets, gain on sale of property from discontinued operations and pro rata net gain or loss on sale or disposal of properties or assets of real estate partnership. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period. A reconciliation of FFO to net income attributable to Whitestone REIT for 2021 is included herein.

(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of December 31, 2021, Whitestone wholly owned 60 Community-Centered PropertiesTM with 5.2 million square feet of gross leasable area ("GLA"). Five of the 60 Community-Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 32 properties in Texas, 27 in Arizona and 1 in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (15), Phoenix (27), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-

income communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,567 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, March 2, 2022, at 11:00 A.M Eastern Time / 10:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:        1-877-705-6003
Dial-in number for international participants:    1-201-493-6725

The conference call will be recorded, and a telephone replay will be available through Wednesday, March 16, 2022. Replay access information is as follows:

Replay number for domestic participants:        1-844-512-2921
Replay number for international participants:     1-412-317-6671
Passcode (for all participants):            13726373

Supplemental Financial Information

The fourth quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops, and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing, high-household income markets in the Sunbelt. Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend-paying stock and has consistently paid dividends for more than 15 years. Whitestone’s strong, balanced and managed capital structure provides stability and flexibility for growth, and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of COVID-19 on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI adjusts for general and administrative expenses, depreciation and amortization, equity in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain or loss on sale of property from discontinued operations, management fee, net of related expenses, gain or loss on sale or disposal of assets, net, gain on loan forgiveness, our pro rata share of NOI of equity method investments and net income attributable to non controlling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:
David Mordy
Director, Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020

ASSETS
Real estate assets, at cost
Property	$1,196,919	$1,106,426
Accumulated depreciation	(190,333)	(163,712)
Total real estate assets	1,006,586	942,714
Investment in real estate partnership	34,588	33,979
Cash and cash equivalents	15,721	25,777
Restricted cash	193	179
Escrows and acquisition deposits	11,323	9,274
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	22,395	23,009
Receivable due from related party	847	335
Unamortized lease commissions, legal fees and loan costs	8,442	7,686
Prepaid expenses and other assets(2)	1,995	2,049
Total assets	$1,102,090	$1,045,002

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$642,842	$644,185
Accounts payable and accrued expenses(3)	45,777	50,918
Payable due to related party	997	125
Tenants' security deposits	8,070	6,916
Dividends and distributions payable	5,366	4,532
Total liabilities	703,052	706,676
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,144,153 and 42,391,316 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	48	42
Additional paid-in capital	623,462	562,250
Accumulated deficit	(223,973)	(215,809)
Accumulated other comprehensive loss	(6,754)	(14,400)
Total Whitestone REIT shareholders' equity	392,783	332,083
Noncontrolling interest in subsidiary	6,255	6,243
Total equity	399,038	338,326
Total liabilities and equity	$1,102,090	$1,045,002

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$18,410	$22,956
Accrued rents and other recoveries	18,681	16,348
Allowance for doubtful accounts	(14,896)	(16,426)
Other receivables	200	131
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$22,395	$23,009

(2) Operating lease right of use assets (net)	$222	$592
(3) Operating lease liabilities	$231	$603

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31 2020
Revenues
Rental(1)	$32,961	$32,069	$28,968	3%	14%
Management, transaction, and other fees	297	375	866	(21)%	(66)%
Total revenues	33,258	32,444	29,834	3%	11%

Operating expenses
Depreciation and amortization	7,492	7,340	7,191	2%	4%
Operating and maintenance	6,488	5,789	5,542	12%	17%
Real estate taxes	3,975	4,589	4,424	(13)%	(10)%
General and administrative	6,589	5,672	5,699	16%	16%
Total operating expenses	24,544	23,390	22,856	5%	7%

Other expenses (income)
Interest expense	6,147	6,142	6,209	—%	(1)%
(Gain) loss on sale or disposal of assets, net	1	48	(518)	N.M. (2)	N.M.
Gain on Loan forgiveness	—	—	(1,734)	N.M.	(100)%
Interest, dividend and other investment income	(13)	(31)	(72)	(58)%	(82)%
Total other expenses	6,135	6,159	3,885	—%	58%

Income before equity investment in real estate partnership and income tax	2,579	2,895	3,093	(11)%	(17)%

Equity in earnings of real estate partnership	180	151	169	19%	7%
Provision for income tax	(111)	(100)	(91)	11%	22%

Net Income	2,648	2,946	3,171	(10)%	(16)%

Less: Net income attributable to noncontrolling interests	40	47	59	(15)%	(32)%

Net income attributable to Whitestone REIT	$2,608	$2,899	$3,112	(10)%	(16)%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended			% Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.07	(17)%	(29)%
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.07	(17)%	(29)%

Weighted average number of common shares outstanding:
Basic	49,102	46,883	42,368	5%	16%
Diluted	49,981	47,825	43,337	5%	15%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$2,648	$2,946	$3,171	(10)%	(16)%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	3,020	1,273	1,333	137%	127%

Comprehensive income (loss)	5,668	4,219	4,504	34%	26%

Less: Net income attributable to noncontrolling interests	40	47	59	(15)%	(32)%
Less: Comprehensive income (loss) attributable to noncontrolling interests	48	20	30	140%	60%

Comprehensive income (loss) attributable to Whitestone REIT	$5,580	$4,152	$4,415	34%	26%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
(1) Rental
Rental revenues	$23,818	$23,177	$21,700	3%	10%
Recoveries	8,553	8,720	8,466	(2)%	1%
Bad debt	590	172	(1,198)	(243)%	149%
Total rental	$32,961	$32,069	$28,968	3%	14%

(2) Not Meaningful

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Year Ended December 31,		% Change From December 31,
	2021	2020	2020
Revenues
Rental(1)	$123,877	$115,084	8%
Management, transaction, and other fees	1,488	2,831	(47)%
Total revenues	125,365	117,915	6%

Operating expenses
Depreciation and amortization	28,950	28,303	2%
Operating and maintenance	22,560	20,563	10%
Real estate taxes	16,762	18,015	(7)%
General and administrative	22,625	21,303	6%
Total operating expenses	90,897	88,184	3%

Other expenses (income)
Interest expense	24,564	25,770	(5)%
(Gain) loss on sale or disposal of assets, net	(176)	364	N.M.
Gain on loan forgiveness	—	(1,734)	(100)%
Interest, dividend and other investment income	(116)	(278)	(58)%
Total other expenses	24,272	24,122	1%

Income before equity investment in real estate partnership and income tax	10,196	5,609	82%

Equity in earnings of real estate partnership	609	921	(34)%
Provision for income tax	(385)	(379)	2%
Income from continuing operations	10,420	6,151	69%

Gain on sale of property from discontinued operations	1,833	—	N.M.
Income from discontinued operations	1,833	—	N.M.

Net income	12,253	6,151	99%

Less: Net income attributable to noncontrolling interests	205	117	75%

Net income attributable to Whitestone REIT	$12,048	$6,034	100%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Year Ended December 31,		% Change From December 31,
	2021	2020	2020
Basic Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.23	$0.14	64%
Income from discontinued operations attributable to Whitestone REIT	0.03	—	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.26	$0.14	86%
Diluted Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.22	$0.14	57%
Income from discontinued operations attributable to Whitestone REIT	0.04	—	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.26	$0.14	86%

Weighted average number of common shares outstanding:
Basic	45,486	42,244	8%
Diluted	46,336	42,990	8%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$12,253	$6,151	99%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	7,803	(9,062)	N.M.

Comprehensive income (loss)	20,056	(2,911)	N.M.

Less: Net income attributable to noncontrolling interests	205	117	75%
Less: Comprehensive income (loss) attributable to noncontrolling interests	130	(173)	N.M.

Comprehensive income (loss) attributable to Whitestone REIT	$19,721	$(2,855)	N.M.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Year Ended December 31,		% Change From December 31,
	2021	2020	2020
(1) Rental
Rental revenues	$90,859	$87,291	4%
Recoveries	32,928	33,442	(2)%
Bad debt	90	(5,649)	102%
Total rental	$123,877	$115,084	8%

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income from continuing operations	$10,420	$6,151
Net income from discontinued operations	1,833	—
Net income	12,253	6,151
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,950	28,303
Amortization of deferred loan costs	1,096	1,113
Gain on sale or disposal of assets and loan forgiveness, net	(176)	(1,370)
Bad debt	(90)	5,649
Share-based compensation	5,913	6,063
Equity in earnings of real estate partnership	(609)	(921)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(2,049)	(885)
Accrued rents and accounts receivable	704	(6,055)
Receivable due from related party	(512)	142
Distributions from real estate partnership	—	1,039
Unamortized lease commissions, legal fees and loan costs	(3,259)	(1,343)
Prepaid expenses and other assets	1,963	2,255
Accounts payable and accrued expenses	2,663	2,518
Payable due to related party	872	(182)
Tenants' security deposits	1,154	299
Net cash provided by operating activities	47,040	42,776
Cash flows from investing activities:
Acquisitions of real estate	(81,588)	—
Additions to real estate	(9,642)	(7,362)
Proceeds from note receivable	—	922
Net cash used in investing activities	(91,230)	(6,440)
Net cash provided by investing activities of discontinued operations	1,833	—
Cash flows from financing activities:
Distributions paid to common shareholders	(19,320)	(25,203)
Distributions paid to OP unit holders	(331)	(511)
Proceeds from issuance of common shares, net of offering costs	55,981	2,241
Payments of exchange offer costs	(63)	(43)
Proceeds from bonds and notes payable	—	1,734
Net proceeds from (payments of) credit facility	—	10,000
Repayments of notes payable	(3,261)	(12,164)
Repurchase of common shares	(691)	(2,077)
Net cash provided by (used in) financing activities	32,315	(26,023)
Net increase (decrease) in cash, cash equivalents and restricted cash	(10,042)	10,313
Cash, cash equivalents and restricted cash at beginning of period	25,956	15,643
Cash, cash equivalents and restricted cash at end of period (1)	$15,914	$25,956

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2021	2020
Supplemental disclosure of cash flow information:
Cash paid for interest	$23,685	$27,741
Cash paid for taxes	$364	$353
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$297	$88
Financed insurance premiums	$1,712	$1,431
Value of shares issued under dividend reinvestment plan	$60	$89
Value of common shares exchanged for OP units	$18	$1,162
Change in fair value of cash flow hedge	$7,803	$(9,062)
Reallocation of ownership percentage between parent and subsidiary	$(27)	$(20)
Property received as termination fee	$—	$251

	December 31,
	2021	2020
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$15,721	$25,777
Restricted cash	193	179
Total cash, cash equivalents and restricted cash	$15,914	$25,956

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended			Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$2,608	$2,899	$3,112	(10)%	(16)%
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,453	7,305	7,153	2%	4%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	420	440	411	(5)%	2%
(Gain) loss on sale or disposal of assets, net	1	48	(518)	(98)%	N.M.
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	—	1	13	N.M.	N.M.
Net income attributable to noncontrolling interests	40	47	59	(15)%	(32)%
FFO (NAREIT)	10,522	10,740	10,230	(2)%	3%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,638	1,563	1,896	5%	(14)%
Gain on loan forgiveness	—	—	(1,734)	N.M.	(100)%
FFO Core	$12,160	$12,303	$10,392	(1)%	17%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,522	$10,740	$10,230	(2)%	3%
FFO Core	$12,160	$12,303	$10,392	(1)%	17%
Denominator:
Weighted average number of total common shares - basic	49,102	46,883	42,368	5%	16%
Weighted average number of total noncontrolling OP units - basic	771	773	773	—%	—%
Weighted average number of total common shares and noncontrolling OP units - basic	49,873	47,656	43,141	5%	16%

Effect of dilutive securities:
Unvested restricted shares	879	942	969	(7)%	(9)%
Weighted average number of total common shares and noncontrolling OP units - diluted	50,752	48,598	44,110	4%	15%

FFO per common share and OP unit - basic	$0.21	$0.23	$0.24	(9)%	(13)%
FFO per common share and OP unit - diluted	$0.21	$0.22	$0.23	(5)%	(9)%

FFO Core per common share and OP unit - basic	$0.24	$0.26	$0.24	(8)%	—%
FFO Core per common share and OP unit - diluted	$0.24	$0.25	$0.24	(4)%	—%

(1)    Includes pro-rata share attributable to real estate partnership.
(2)    Included in equity in earnings of real estate partnership on the consolidated statements of operations and comprehensive income (loss).

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

			% Change
	Year Ended December 31,		From December 31,
	2021	2020	2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$12,048	$6,034	100%
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	28,806	28,096	3%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	1,674	1,673	—%
(Gain) loss on sale or disposal of assets, net	(176)	364	N.M.
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	(19)	91	N.M.
Net income attributable to noncontrolling interests	205	117	75%
FFO (NAREIT)	40,705	36,375	12%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	5,913	6,063	(2)%
Gain on loan forgiveness	—	(1,734)	N.M.
FFO Core	$46,618	$40,704	15%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$40,705	$36,375	12%
FFO Core excluding amounts attributable to unvested restricted common shares	$46,618	$40,704	15%
Denominator:
Weighted average number of total common shares - basic	45,486	42,244	8%
Weighted average number of total noncontrolling OP units - basic	772	821	(6)%
Weighted average number of total common shares and noncontrolling OP units - basic	46,258	43,065	7%

Effect of dilutive securities:
Unvested restricted shares	850	746	14%
Weighted average number of total common shares and noncontrolling OP units - diluted	47,108	43,811	8%

FFO per common share and OP unit - basic	$0.88	$0.84	5%
FFO per common share and OP unit - diluted	$0.86	$0.83	4%

FFO Core per common share and OP unit - basic	$1.01	$0.95	6%
FFO Core per common share and OP unit - diluted	$0.99	$0.93	6%

(1)    Includes pro-rata share attributable to real estate partnership.

(2)    Included in equity in earnings of real estate partnership on the consolidated statements of operations and comprehensive income (loss).

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,608	$3,112	$12,048	$6,034
General and administrative expenses	6,589	5,699	22,625	21,303
Depreciation and amortization	7,492	7,191	28,950	28,303
Equity in earnings of real estate partnership	(180)	(169)	(609)	(921)
Interest expense	6,147	6,209	24,564	25,770
Interest, dividend and other investment income	(13)	(72)	(116)	(278)
Provision for income taxes	111	91	385	379
Gain on sale of property from discontinued operations	—	—	(1,833)	—
Management fee, net of related expenses	85	88	331	334
(Gain) loss on sale or disposal of assets, net	1	(518)	(176)	364
Gain on loan forgiveness	—	(1,734)	—	(1,734)
NOI of real estate partnership (pro rata)	987	982	3,833	4,232
Net income attributable to noncontrolling interests	40	59	205	117
NOI	23,867	20,938	90,207	83,903
Non-Same Store NOI (1)	(876)	—	(1,607)	—
NOI of real estate partnership (pro rata)	(987)	(982)	(3,833)	(4,232)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	22,004	19,956	84,767	79,671
Same Store straight-line rent adjustments	(209)	(16)	(1,410)	542
Same Store amortization of above/below market rents	(217)	(239)	(835)	(822)
Same Store lease termination fees	(14)	(586)	(320)	(1,613)
Same Store NOI (2)	$21,564	$19,115	$82,202	$77,778

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2021 to the three months ended December 31, 2020, Non-Same Store includes properties acquired between October 1, 2020 and December 31, 2021 and properties sold between October 1, 2020 and December 31, 2021, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2021 to the twelve months ended December 31, 2020, Non-Same Store includes properties acquired between January 1, 2020 and December 31, 2021 and properties sold between January 1, 2020 and December 31, 2021, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2021 to the three months ended December 31, 2020, Same Store includes properties owned before October 1, 2020 and not sold before December 31, 2021. For purposes of comparing the twelve months ended December 31, 2021 to the twelve months ended December 31, 2020, Same Store includes properties owned before January 1, 2020 and not sold before December 31, 2021.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended			% Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$2,608	$2,899	$3,112	(10)%	(16)%
Depreciation and amortization	7,492	7,340	7,191	2%	4%
Interest expense	6,147	6,142	6,209	—%	(1)%
Provision for income taxes	111	100	91	11%	22%
Net income attributable to noncontrolling interests	40	47	59	(15)%	(32)%
Equity in earnings of real estate partnership	(180)	(151)	(169)	19%	7%
EBITDAre adjustments for real estate partnership	813	807	794	1%	2%
Gain on loan forgiveness	—	—	(1,734)	N.M.	(100)%
(Gain) loss on sale or disposal of assets, net	1	48	(518)	(98)%	N.M.
EBITDAre	$17,032	$17,232	$15,035	(1)%	13%

	Year Ended December 31,		% Change From December 31,
	2021	2020	2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$12,048	$6,034	100%
Depreciation and amortization	28,950	28,303	2%
Interest expense	24,564	25,770	(5)%
Provision for income taxes	385	379	2%
Net income attributable to noncontrolling interests	205	117	75%
Equity in earnings of real estate partnership	(609)	(921)	(34)%
EBITDAre adjustments for real estate partnership	3,071	3,484	(12)%
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
Gain on loan forgiveness	—	(1,734)	(100)%
(Gain) loss on sale or disposal of assets, net	(176)	364	N.M.
EBITDAre	$66,605	$61,796	8%